Exhibit 99.1

              TUPPERWARE BRANDS REPORTS SECOND QUARTER EARNINGS AND
                 REALIGNMENT OF GROUP PRESIDENT RESPONSIBILITIES

    ORLANDO, Fla., July 24 /PRNewswire-FirstCall/ -- Tupperware Brands (NYSE: TUP) today reported second quarter earnings as follows:

    Second Quarter Summary

    * Sales up 37% as reported and in local currency

        - Tupperware/BeautiControl sales down 2% in local currency
        - International Beauty acquired units contributed $125.7 million

    * EPS at 41 cents, down 11% from last year

        - No impact from foreign exchange v. 2005
        - Expected land gain of 5 cents realized in July

    * EPS after adjustments up 9% to 49 cents (see detail in the Non-GAAP Financial Measures Reconciliation Schedule)

    YTD Summary

    * Sales up 33% as reported and 36% in local currency

        - Tupperware/BeautiControl sales down 3% in local currency
        - International Beauty acquired units contributed $245.8 million

    * EPS at 67 cents, down 22% from last year

        - Last year included 3 cents from land gains
        - 4 cents negative impact from foreign exchange v. 2005

    * EPS after adjustments down 3% to 85 cents (see detail in the Non-GAAP Financial Measures Reconciliation Schedule)

    "Our Tupperware Brand businesses had various puts and calls, with our emerging and a number of important developed markets growing strongly while sales were down in Germany and North America," said Rick Goings, Chairman and CEO. "We made progress transitioning International Beauty this quarter with strong sales in our biggest unit, Fuller Mexico, as well as signs of traction from programs we have implemented in most of the other markets," Goings continued.
    Tupperware will conduct a conference call tomorrow, Tuesday, July 25, at 10:00 am Eastern time. The conference call will be webcast and archived, along with a copy of this news release, at http://www.tupperware.com .

    Second Quarter Segment Highlights

                            Tupperware Brand Segments

    Europe

    Sales decreased $4.1 million or 3% as reported and in local currency. This decline was primarily due to approximately $3 million less business-to-business sales and a smaller sales force size in Germany. Sales in the emerging markets of Russia, Turkey and Poland were up 55% in local currency.

    Profit was down $7.0 million or 23% as reported and in local currency. This decline was a result of lower sales and an unfavorable sales mix, along with higher operating expenses.

    Asia Pacific and Mexico

    Sales were up 5% as reported and 7% in local currency driven primarily by Japan and China. The key emerging markets of China, India and Indonesia were up 24%.

    Profit was up $4.5 million as reported and in local currency, due to higher sales and lower operating expenses, primarily in Japan. Additionally, the comparison was positively impacted by a $1.4 million promotional accrual last year in Japan.

    North America

    Sales were down $4.8 million or 10%, due to a decline in the average
active sales force size.   The sales decline this quarter reflected sequential
improvement over last quarter.

    The second quarter loss was $0.9 million, compared with $0.6 million profit in 2005. The 2005 results included $3.1 million of income associated with a lower LIFO inventory reserve requirement in connection with the Company's shift in capacity to international facilities last year. Other elements of gross margin improved in 2006 compared with 2005, and operating expenses were lower.

                                 Beauty Segments

    International Beauty

    Sales during the quarter were $135.4 million. The acquired units contributed $125.7 million, which was flat compared with their 2005 results. Fuller Mexico had very strong results, which were offset by lower sales in the Philippines and South Africa. The sales led to a profit contribution of $12.6 million or a return on sales of 9%, including $6.1 million of intangible asset amortization.

    BeautiControl North America

    Sales were down 5%, in spite of an active sales force advantage of 9%, due to lower sales to new recruits as this year's spring recruiting promotion did not match last year's record number. In spite of the sales decrease, profit was up 13%, reflecting a higher gross margin and lower operating expenses compared with last year.

    Group President Realignment

    Effective August 1, 2006, the Company will realign the responsibilities of its three group presidents. In order to take advantage of opportunities for growth in its beauty businesses, in addition to International Beauty, BeautiControl North America will report to Simon Hemus. Glenn Drake will continue to be responsible for Europe, Africa and the Middle East and will relocate to Europe in order to provide even greater focus on the Company's most profitable segment. In addition to retaining responsibility for Tupperware Asia Pacific and Mexico, David Halversen will also manage Tupperware North America.

    2006 Outlook

    Third Quarter

    * Sales at $390-$400 million

        - Tupperware/BeautiControl sales up slightly as reported and in local currency
        - International Beauty contributing $120-$125 million - about 5% organic sales growth

    * EPS of 7-9 cents

        - 10 cents from land sales
        - 3 cents re-engineering
        - 7 cents for intangible asset amortization

    * EPS after adjustments 8-10 cents, (see detail in the Non-GAAP Financial Measures Outlook Reconciliation Schedule)

    Full Year

    * Sales at $1.70 to $1.75 billion

        - Tupperware/BeautiControl sales down slightly as reported and in local currency
        - International Beauty organic sales growth of about 3%

    * EPS range lowered 13 cents to $1.40-$1.50

        - 5 cents lower due to less sales and profit in Germany and International Beauty v. prior outlook
        - Full-year effective tax rate lowered to 22% from 24%
        - No net impact from foreign exchange v. 2005
        - 4 cents lower from land sales v. prior outlook
        - 4 cents lower due to change in estimated re-engineering costs v. prior outlook

    * EPS after adjustments lowered 5 cents to $1.67-$1.77, a 12-19% increase from the prior year (see detail in the Non-GAAP Financial Measures Outlook Reconciliation schedule)

    Tupperware Brands Corporation is a global direct seller of premium, innovative products across multiple brands and categories through an independent sales force of 1.9 million. Product brands and categories include design-centric preparation, storage and serving solutions for the kitchen and home through the Tupperware brand and beauty and personal care products through its Avroy Shlain, BeautiControl, Fuller, NaturCare, Nutrimetics, Nuvo and Swissgarde brands.

    The Company's stock is listed on the New York Stock Exchange (NYSE: TUP). Statements contained in this release, which are not historical fact and use predictive words such as "outlook" or "target" are forward-looking statements. These statements involve risks and uncertainties which include recruiting and activity of the Company's independent sales forces, the integration of its acquired businesses, the success of new product introductions and promotional programs, the ability to obtain all government approvals on land sales, the success of buyers in attracting tenants for commercial developments, the effects of economic and political conditions generally and foreign exchange risk in particular and other risks detailed in the Company's most recent periodic report as filed in accordance with the Securities Exchange Act of 1934. The Company does not intend to regularly update forward-looking information.

    Non-GAAP Financial Measures

    The Company has utilized non-GAAP financial measures in this release, which are provided to assist in investors' understanding of the Company's results of operations. The adjustment items materially impact the comparability of the Company's results of operations. The adjusted information is intended to be more indicative of Tupperware's primary operations, and to assist investors in evaluating performance and analyzing trends across periods.

    The non-GAAP financial measures exclude gains on land sales and re-engineering costs. While the Company is engaged in a multi-year program to sell land, this activity is not part of the Company's primary business operation. Additionally, the gains recognized in any given period are not necessarily indicative of gains which may be recognized in any particular future period. For this reason, these gains are excluded as indicated. Also, the Company periodically records exit costs as defined under Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" and other amounts related to rationalizing manufacturing and other re-engineering activities, and believes these amounts are similarly volatile and impact the comparability of earnings across quarters. Therefore, they are also excluded from indicated financial information to provide what the Company believes represents a more useful measure for analysis and predictive purposes.

    The Company has also elected to present financial measures excluding amortization of certain definite-lived intangible assets, primarily for the value of the independent sales forces acquired, and the purchase accounting write-up of the carrying value of other depreciable assets. The amortization expense of these assets will continue for several years; however, based on the Company's current estimates, this amortization will decline significantly as the years progress. As such, the Company believes that this non-cash charge will not be representative in any single year of amounts recorded in prior years or expected to be recorded in future years. Therefore, they are excluded from indicated financial information to also provide a more useful measure for analysis and predictive purposes.

                        TUPPERWARE BRANDS CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME

                                   (UNAUDITED)

                                            13 Weeks      13 Weeks      26 Weeks     27 Weeks
                                              Ended         Ended         Ended        Ended
                                             July 1,       July 2,       July 1,      July 2,
(In millions, except per share data)          2006          2005          2006         2005
----------------------------------------   ----------    ----------    ----------   ----------
Net sales                                  $    438.6    $    320.4    $    862.3   $    646.8
Cost of products sold                           152.4         109.7         300.6        224.2
Gross margin                                    286.2         210.7         561.7        422.6

Delivery, sales and administrative
 expense                                        242.0         174.9         483.2        350.5
Re-engineering and impairment charges             0.6           1.2           2.7          7.2
Gains on disposal of assets                        --            --            --          3.4
Operating income                                 43.6          34.6          75.8         68.3

Interest income                                   2.3           0.9           4.6          1.5
Other income                                       --           0.2            --          0.3
Interest expense                                 14.6           4.3          27.8          8.6
Other expense                                    (0.3)         (0.3)          0.2           --

Income before income taxes                       31.6          31.7          52.4         61.5
Provision for income taxes                        6.4           4.0          11.2          9.9
Net income                                 $     25.2    $     27.7    $     41.2   $     51.6

Net income per common share:

Basic                                      $     0.41    $     0.46    $     0.68   $     0.87

Diluted                                    $     0.41    $     0.46    $     0.67   $     0.86

                          TUPPERWARE BRANDS CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                   (UNAUDITED)

                                               13            13
                                              Weeks         Weeks       Reported      Restated
                                              Ended         Ended           %             %          Foreign
                                             July 1,       July 2,         Inc           Inc        Exchange
(Amounts in millions, except per share)       2006          2005          (Dec)         (Dec)        Impact
----------------------------------------   ----------    ----------    ----------    ----------    ----------
SALES
    Europe                                 $    141.3    $    145.4            (3)           (3)   $      0.5
    Asia Pacific and Mexico                      80.3          76.2             5             7          (1.3)
    North America                                42.5          47.3           (10)          (11)          0.5
    BeautiControl North America                  39.1          41.1            (5)           (5)           --
    International Beauty                        135.4          10.4             +             +           0.5

                                           $    438.6    $    320.4            37            37    $      0.2

SEGMENT PROFIT (LOSS)
    Europe                                 $     23.4    $     30.4           (23)          (23)   $       --
    Asia Pacific and Mexico                      13.0           8.5            52            51           0.1
    North America                                (0.9)          0.6            --            --            --
    BeautiControl North America                   4.1           3.6            13            13            --
    International Beauty                         12.6           0.7            --            --            --
                                                 52.2          43.8            19            19    $      0.1
Unallocated expenses                             (7.7)         (7.5)            3
Other income                                       --            --            --
Re-engineering and impairment
 charges                                         (0.6)         (1.2)          (58)
Interest expense, net                           (12.3)         (3.4)            +

Income before taxes                              31.6          31.7            --
Provision for income taxes                        6.4           4.0            61
Net income                                 $     25.2    $     27.7            (9)

Net income per common share
 (diluted)                                 $     0.41    $     0.46           (11)

Average number of diluted shares                 61.2          60.5

                                               26            27
                                              Weeks         Weeks       Reported      Restated
                                              Ended         Ended           %             %          Foreign
                                             July 1,       July 2,         Inc           Inc        Exchange
                                              2006          2005          (Dec)         (Dec)        Impact
                                           ----------    ----------    ----------    ----------    ----------
SALES
    Europe                                 $    301.4    $    324.7            (7)           (4)   $    (11.4)
    Asia Pacific and Mexico                     144.7         139.7             4             5          (1.6)
    North America                                77.2          86.5           (11)          (12)          0.7
    BeautiControl North America                  74.6          75.7            (1)           (2)          0.1
    International Beauty                        264.4          20.2             +             +           1.1

                                           $    862.3    $    646.8            33            36    $    (11.1)

SEGMENT PROFIT (LOSS)
    Europe                                 $     53.7    $     68.9           (22)          (19)   $     (2.5)
    Asia Pacific and Mexico                      17.4          11.4            52            49           0.3
    North America                                (3.9)         (3.2)          (24)          (21)         (0.1)
    BeautiControl North America                   7.9           6.4            24            23            --
    International Beauty                         18.6           0.9             +             +          (0.1)
                                                 93.7          84.4            11            14    $     (2.4)

Unallocated expenses                            (15.4)        (12.0)          (29)
Other income                                       --           3.4           (--)
Re-engineering and impairment
 charges                                         (2.7)         (7.2)          (63)
Interest expense, net                           (23.2)         (7.1)            +

Income before taxes                              52.4          61.5           (15)
Provision for income taxes                       11.2           9.9            13
Net income                                 $     41.2    $     51.6           (20)

Net income per common share
 (diluted)                                 $     0.67    $     0.86           (22)

Average number of diluted shares                 61.2          60.1

                          TUPPERWARE BRANDS CORPORATION
                                 RECONCILIATION

                                       13 Weeks Ended                            13 Weeks Ended
                                        July 1, 2006                              July 2, 2005
                           --------------------------------------    --------------------------------------
(In millions except                                       Excl                                      Excl
 per share data)            Reported        Adj's         Adj's       Reported        Adj's         Adj's
------------------------   ----------    ----------    ----------    ----------    ----------    ----------
Segment profit (loss)
Europe                     $     23.4                  $     23.4    $     30.4           0.1a   $     30.5
Asia Pacific and
 Mexico                          13.0                        13.0           8.5           0.5a          9.0
North America                    (0.9)                       (0.9)          0.6          (3.1)b        (2.5)
BeautiControl
 North America                    4.1                         4.1           3.6                         3.6
International Beauty             12.6           6.2c         18.8           0.7                         0.7
                                 52.2           6.2          58.4          43.8          (2.5)         41.3

Unallocated expenses             (7.7)                       (7.7)         (7.5)                       (7.5)
Re-eng and impairment
 chgs                            (0.6)          0.6d           --          (1.2)          1.2d           --
Interest expense, net           (12.3)                      (12.3)         (3.4)                       (3.4)
Income before taxes              31.6           6.8          38.4          31.7          (1.3)         30.4
Provision for income
 taxes                            6.4           1.9f          8.3           4.0          (0.7)f         3.3
Net income                 $     25.2    $      4.9    $     30.1    $     27.7    $     (0.6)   $     27.1

Net income per common
 share (diluted)           $     0.41    $     0.08    $     0.49    $     0.46    $    (0.01)   $     0.45

                                       26 Weeks Ended                            27 Weeks Ended
                                        July 1, 2006                              July 2, 2005
                           --------------------------------------    --------------------------------------
                                                          Excl                                      Excl
                            Reported        Adj's         Adj's       Reported        Adj's         Adj's
                           ----------    ----------    ----------    ----------    ----------    ----------
Segment profit (loss)
Europe                     $     53.7                  $     53.7    $     68.9           0.1a   $     69.0
Asia Pacific and
 Mexico                          17.4                        17.4          11.4           0.5a         11.9
North America                    (3.9)                       (3.9)         (3.2)         (3.0)b        (6.2)
BeautiControl
 North America                    7.9                         7.9           6.4                         6.4
International Beauty             18.6          12.3c         30.9           0.9                         0.9
                                 93.7          12.3         106.0          84.4          (2.4)         82.0

Unallocated expenses            (15.4)                      (15.4)        (12.0)                      (12.0)
Other income                       --                          --           3.4          (3.4)e          --
Re-eng and impairment
 chgs                            (2.7)         2.7d            --          (7.2)          7.2d           --
Interest expense, net           (23.2)                      (23.2)         (7.1)                       (7.1)
Income before taxes              52.4          15.0          67.4          61.5           1.4          62.9
Provision for income
 taxes                           11.2          4.0f          15.2           9.9           0.4f         10.3
Net income                 $     41.2    $     11.0    $     52.2    $     51.6    $      1.0    $     52.6

Net income per common
 share (diluted)           $     0.67    $     0.18    $     0.85    $     0.86    $     0.02    $     0.88

(a) Machinery relocation costs incurred in connection with shift of capacity from Hemingway, South Carolina to other manufacturing facilities.

(b) $3.7 million reduction of LIFO inventory reserve requirements from shift of capacity from Hemingway, South Carolina to other manufacturing facilities which report inventory on the FIFO basis of accounting. Offsetting this amount is $0.6 million in Q2 and $0.7 million YTD costs related to transfer of machinery and equipment to the other manufacturing facilities.

(c) Amortization of International Beauty intangibles and depreciation of $6.2 million for the second quarter of 2006 and $12.3 million YTD.

(d) The 2006 YTD pre-tax re-engineering and impairment charges of $2.7 million included $2.4 million primarily related to severance costs incurred to reduce headcount in the Company's Canada, Belgium and Philippines operations, of which $0.3 million was incurred in the second quarter. In addition, $0.3 million related to assets impairment in the Philippines manufacturing operation, all of which was recorded in the second quarter. In 2005, re-engineering and impairment charges of $1.2 million for the quarter and $7.2 million YTD were primarily related to severance costs incurred to reduce headcount in the Company's Hemingway, South Carolina manufacturing facility.

(e) Pre-tax gain from the sale of land held for development near the Company's Orlando, Florida headquarters was $3.4 million in the first quarter of 2005.

(f) Provision for income taxes represents the net tax impact of adjusted amounts.

See information regarding non-GAAP financial measures in the accompanying press release.

                        TUPPERWARE BRANDS CORPORATION
         NON-GAAP FINANCIAL MEASURES OUTLOOK RECONCILIATION SCHEDULE
                                July 24, 2006

                                                               2006 Outlook Range
                                                            -------------------------
($ in millions, except per share amounts)   2005 Actual        Low            High
-----------------------------------------   -----------     ----------     ----------
Income before income taxes                  $      64.5     $    110.1     $    117.8

         % change from prior year                                   71%            83%

    Income tax                              $     (20.9)    $     24.2     $     25.9
         Effective Rate                             -33%            22%            22%

    Net Income (GAAP)                       $      85.4     $     85.9     $     91.8

         % change from prior year                                    1%             8%

    Adjustments(1):
        Land gains                                 (4.0)         (11.5)         (11.5)
        Re-engineering costs                       14.3            9.0            9.0
        Acquisition Financing
         costs/Purchase Accounting                 30.8           24.7           24.7
        Cumulative effect of
         accounting change (net of
         taxes)                                     0.8             --             --
        Income tax (2)                            (36.9)          (5.9)          (5.9)
     Net Income (Adjusted)                  $      90.4     $    102.2     $    108.1

         % change from prior year                                   13%            20%

       Exchange rate impact (3)                    (0.2)            --             --
     Net Income (Adjusted and 2005
      Restated for currency changes)        $      90.2     $    102.2     $    108.1

         % change from prior year                                   13%            20%

Net income (GAAP) per common share
 (diluted)                                  $      1.41     $     1.40     $     1.50

Net Income (Adjusted) per common
 share (diluted)                            $      1.49     $     1.67     $     1.77

Average number of diluted shares
 (millions)                                        60.6           61.2           61.2

(1) Refer to Non-GAAP Financial Measures section of attached release for description of the general nature of adjustment items
(2)  Represents income tax impact of adjustments
(3)  2005 restated at current currency exchange rates

                          TUPPERWARE BRANDS CORPORATION
           NON-GAAP FINANCIAL MEASURES OUTLOOK RECONCILIATION SCHEDULE
                                  July 24, 2006


                                                                  Third Quarter
                                               Third          2006 Outlook Range
                                              Quarter       -------------------------
($ in millions, except per share amounts)   2005 Actual        Low            High
-----------------------------------------   -----------     ----------     ----------
Income before income taxes                  $       1.6     $      6.5     $      8.3

         % change from prior year                                  306%           419%

    Income tax                              $      (1.0)    $      2.0     $      2.5
         Effective Rate                             -63%            30%            30%

    Net Income (GAAP)                       $       2.6     $      4.6     $      5.8

         % change from prior year                                   75%           123%

    Adjustments(1):
        Land gains                                   --           (9.5)          (9.5)
        Re-engineering costs                        0.2            2.5            2.5
        Acquisition Financing
         costs/Purchase Accounting                  3.1            6.2            6.2
        Income tax (2)                             (1.2)           1.0            1.0
     Net Income (Adjusted)                  $       4.7     $      4.8     $      6.0

         % change from prior year                                    1%            28%

       Exchange rate impact (3)                     0.1             --             --
     Net Income (Adjusted and 2005
      Restated for currency changes)        $       4.8     $      4.8     $      6.0

         % change from prior year                                   -1%            25%

Net income (GAAP) per common share
 (diluted)                                  $      0.04     $     0.07     $     0.09

Net Income (Adjusted) per common
 share (diluted)                            $      0.08     $     0.08     $     0.10


Average number of diluted shares
 (millions)                                        60.9           61.2           61.2

(1) Refer to Non-GAAP Financial Measures section of attached release for description of the general nature of adjustment items
(2)  Represents income tax impact of adjustments
(3)  2005 restated at current currency exchange rates

                          TUPPERWARE BRANDS CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                           July 1,      Dec. 31,
(In millions)                               2006          2005
--------------------------------------   ----------    ----------
Assets

Cash and cash equivalents                $     51.1    $    181.5
Accounts receivable, net of
 allowances of $19.4 million at
 July 1, 2006 and $17.2 million
 at December 31, 2005                         142.1         125.8

Inventories                                   240.4         235.1
Deferred income tax benefits, net              63.7          66.8
Non-trade amounts receivable                   36.0          32.9
Prepaid expenses                               28.1          24.5
  Total current assets                        561.4         666.6

Deferred income tax benefits, net             179.1         168.4

Property, plant and equipment               1,173.7       1,149.8
  Less accumulated depreciation              (924.4)       (895.3)
                                              249.3         254.5

Long-term receivables, net of
 allowances of $18.8 million at
 July 1, 2006 and $17.9 million
 at December 31, 2005                          36.5          37.3
Other Intangible Assets                       238.3         261.3
Goodwill                                      298.8         309.9
Other assets                                   34.6          36.1

  Total assets                           $  1,598.0    $  1,734.1

Liabilities and Shareholders' Equity

Accounts payable                         $    102.3    $    105.7
Short-term borrowings and current
 portion of long-term debt                      0.6           1.1
Accrued liabilities                           227.9         341.8

  Total current liabilities                   330.8         448.6

Long-term debt                                720.2         750.5
Accrued post-retirement benefit cost           36.0          35.3
Other liabilities                             165.4         164.2

Shareholders' equity:
  Preferred stock, $0.01 par value,
   200,000,000 shares authorized;
   none issued                                   --            --
  Common stock, $0.01 par value,
   600,000,000 shares authorized;
   62,367,289 shares issued                     0.6           0.6
  Paid-in Capital                              29.7          28.4
  Subscription receivable                     (12.1)        (12.7)
  Retained earnings                           589.6         577.4
  Treasury Stock, 1,675,604 shares
   at July 1, 2006 and
   1,935,746 shares at December 31,
   2005 at cost                               (44.7)        (51.7)
  Unearned portion of restricted
   stock issued for future
   service                                     (5.7)         (6.4)
  Accumulated other comprehensive
   loss                                      (211.8)       (200.1)

  Total shareholders' equity                  345.6         335.5

  Total liabilities and
   shareholders' equity                  $  1,598.0    $  1,734.1

                          TUPPERWARE BRANDS CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                          26 weeks      27 weeks
                                            ended         ended
                                           July 1,       July 2,
(In millions)                               2006          2005
--------------------------------------   ----------    ----------
OPERATING ACTIVITIES
  Net income                             $     41.2    $     51.6
  Adjustments to reconcile net
   income to net cash provided by
   operating activities:
      Depreciation and amortization            38.0          24.4
      Amortization of restricted
       stock compensation                       0.7            --
      Amortization of debt issuance
       costs                                    1.8            --
      Net loss (gain) on disposal of
       assets                                   1.6          (3.2)
      Provision for bad debts                   2.2           2.2
      Net impact of writedown of
       inventories and change in LIFO
       reserve                                  1.9          (4.2)
      Increase in net deferred
       income taxes                            (8.8)         (1.1)
      Stock option expense                      1.3           1.4
  Changes in assets and liabilities:
    Accounts receivable                       (18.2)          2.6
    Inventories                                (6.5)         (8.7)
    Non-trade amounts receivable               (1.3)          2.0
    Prepaid expenses                           (2.0)         (7.4)
    Other assets                                1.7          (1.3)
    Accounts payable and accrued
     liabilities                                6.7         (27.4)
    Income taxes payable                       (9.8)          9.1
    Other liabilities                           1.9           1.0
  Net cash impact from hedging
   activity                                    (2.2)          1.9
  Other                                         0.4           0.1

    Net cash provided by operating
     activities                                50.6          43.0

INVESTING ACTIVITIES
  Capital expenditures                        (24.9)        (18.3)
  Purchase of International Beauty,
   net of acquired cash                      (103.5)           --
  Proceeds from disposal of
   property, plant & equipment                  1.7           7.1

    Net cash used in investing
     activities                              (126.7)        (11.2)

FINANCING ACTIVITIES
  Dividend payments to shareholders           (26.6)        (26.0)
  Proceeds from exercise of stock
   options                                      4.2          21.0
  Proceeds from payments of
   subscriptions receivable                     0.3           0.4
  Repayment of long-term debt                 (30.0)           --
  Net change in short-term debt                (1.0)         (0.5)
  Excess tax benefit recognized upon
   exercise of stock options                    0.1           0.5

    Net cash used in financing
     activities                               (53.0)         (4.6)

Effect of exchange rate changes on
 cash and cash equivalents                     (1.3)         (4.4)

Net change in cash and cash
 equivalents                                 (130.4)         22.8

Cash and cash equivalents at
 beginning of year                            181.5          90.9

Cash and cash equivalents at end of
 year                                    $     51.1    $    113.7

Supplemental disclosure:
Loans settled with common stock          $      0.3    $      2.7

                          TUPPERWARE BRANDS CORPORATION
                            SUPPLEMENTAL INFORMATION
                        Second Quarter Ended July 1, 2006

Sales Force Statistics (a):

                                                          AVG.
Segment                       DIST.        % CHG.        ACTIVE        % CHG.         TOTAL        % CHG.
------------------------   ----------    ----------    ----------    ----------    ----------    ----------
Europe                            770             6        71,787             6       294,752            16
Asia Pacific and Mexico           674            (7)       73,209            (1)      413,404             8
North America                     n/a            --(b)     21,905           (18)       74,692           (22)
   Tupperware                   1,444            --       166,901            (1)      782,848             7
BeautiControl
 North America                    n/a           n/a        40,881             9       120,495             6
International Beauty              123           (12)      540,414             +       952,819             +
   Total                        1,567            (1)      748,196             +     1,856,162             +

(a)  As collected by the Company and provided by distributors and sales force.

(b) North America distributor counts are no longer applicable due to the implementation of a new compensation plan.

              UNAUDITED SELECTED FINANCIAL DATA SECOND QUARTER 2006

                               ($ in millions)

Cash                      $  51.1    Total Debt to Capital Ratio (c)        68%
Net Current Receivables     142.1    Equity                           $  345.6
Net Inventory               240.4    Capital Expenditures                 24.9
Short-Term Debt               0.6    Depreciation and Amortization        38.0
Long-Term Debt              720.2

(c)  Capital is defined as total debt plus shareholders' equity.

SOURCE  Tupperware Brands Corporation
    -0-                             07/24/2006
    /CONTACT: Jane Garrard, Tupperware Brands Corporation, +1-407-826-4522/ /Web site: http://www.tupperware.com /